UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/06/2008

First State Bancorporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12487

New Mexico	85-0366665
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7900 Jefferson NE
Albuquerque, NM 87109
(Address of principal executive offices, including zip code)

505-241-7500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 6, 2008, First State Bancorporation (the "Company") held its annual meeting of shareholders. During the annual meeting, the shareholders of the Company elected four director nominees; Daniel H. Lopez, Ph.D., Linda S. Childears, Michael J. Blake, and Garrey E. Carruthers, Ph.D., for terms ending at the 2011 annual meeting or until their successors are duly elected and qualified. The Company's Board of Directors approved Dr. Carruthers appointments to its Compensation Committee and Nominating Committee. A copy of the press release concerning Dr. Carruthers election is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Herman N. Wisenteiner, a director since 1993, did not stand for re-election, as he exceeds the maximum age allowed under the Company's Bylaws. Lowell A. Hare, a director of the Company since December 2002, will replace Mr. Wisenteiner as Presiding Director for meetings of the Company's independent directors.

Item 9.01.    Financial Statements and Exhibits

(d)Exhibits
Exhibit 99.1 First State Bancorporation press release dated June 6, 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First State Bancorporation

Date: June 09, 2008	By:	/s/ Christopher C. Spencer
Christopher C. Spencer
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	First State Bancorporation press release dated June 6, 2008